Form C

Cover Page

Name of issuer:

Avua Corporation

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: DE

Date of organization: 3/3/2011

Physical address of issuer:

284 Sullivan Pl
Brooklyn NY 11225

Website of issuer:

http://www.avuacachaca.com.br

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

4.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

- ☐ Common Stock
- ☐ Preferred Stock
- ☑ Debt
- ☐ Other

If Other, describe the security offered:

Target number of securities to be offered:

50,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $50,000; interests will be sold in increments of $1.

Target offering amount:

$50,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$100,000.00

Deadline to reach the target offering amount:

4/30/2018

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

2

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$160,807.00	$159,351.00
Cash & Cash Equivalents:	$2,409.00	$7,987.00
Accounts Receivable:	$114,449.00	$69,425.00
Short-term Debt:	$210,841.00	$223,538.00
Long-term Debt:	$737,884.00	$606,521.00
Revenues/Sales:	$889,750.00	$535,649.00
Cost of Goods Sold:	$388,212.00	$322,594.00
Taxes Paid:	$0.00	$0.00
Net Income:	($117,210.00)	($254,112.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Avua Corporation

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Nathan Whitehouse	Co-Founder	Washington Square Brands, LLC	2011
Peter Nevenglosky	Co-Founder	Washington Square Brands, LLC	2011

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Nathan Whitehouse	Co-Ceo	2011
Nathan Whitehouse	President	2011
Peter Nevenglosky	Co-CEO	2011

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Peter Nevenglosky	4,000,000 Series B Common	48.78
Nathan Whitehouse	4,000,000 Series B Common	48.78

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

> The premium spirits market, despite being an active and stable market, is exposed to macroeconomic risk, as consumers may choose to trade down to less premium cachacas if their is a macroeconomic downturn.
>
> The growth of Avua Cachaca has, in large part, been linked to the growth of the "craft cocktail" movement in the on-premise. While this type of channel has been growing, there is no certainty about the rate that it will continue to grow and whether consumers will continue to shift towards niche spirits and craft cocktails.
>
> Avua's growth is dependent upon its distributor partners. There has been significant consolidation in the U.S. distribution market, which may adversely affect the amount of attention smaller suppliers may receive from the distributor partners. European importers for smaller craft spirits remain underdeveloped and it is not certain that the trend of improved distribution solutions within the EU will continue.

In the market for spirits, cachaca is an underdeveloped category and, while there has been growth in the category, Avua remains a pioneer in most global markets in which it operates and there can be no guarantee that the growth in the underlying market will continue.

Recent changes in the global political environment may add risk to the imported spirits market, as there is no certainty that the existing low tariffs for imported alcoholic beverages will continue. Certain of our trading partners are ending political relationships, such as the European Union and the U.K., which may adversely affect ease of trade between our European depot in Belgium and our U.K. importer.

Brazil remains a volatile environment politically and the company may be exposed to changes in taxes and regulatory environment that could adversely affect our profit margins. We moreover benefit from a strong USD-real exchange rate, which could change over time.

Avua is moderately dependent upon the image of Brazil, which maintains challenges due to news reports of corruption and violence.

The current category competitive set is fairly weak. However, recent acquisitions, such as Leblon Cachaca by Bacardi, may add competitive headwinds to growth.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The purpose of this offering is to raise funds for our general business operations, as described in the "use of proceeds" section below.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$50,000**

Use of Proceeds: This capital will be used to bolster working capital and acquire inventory.

If we raise: **$100,000**

Use of Proceeds: The capital raised would be used to provide additional working capital, acquire inventory, and hire key a employee in the state of Florida.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor will typically be automatically accepted for an investment in the Company within a few minutes. At this point, the Investor will be emailed a pdf version of the Investment Agreement signed by the Investor and the Company, as well as a confirmation of the commitment. This information will also be available on the Investor's "My Investments" screen on the wefunder.com website.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. All investments will be in book entry form. This means that the Investor will not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the Investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the Investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each Investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 480 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 480 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

The company is issuing promissory notes to investors. The principal amount of each note is is the amount invested by the investor. The company will use 5% of its net revenues to pay back principal on the notes. Each note will be paid back based on its pro rata share of all notes issued in this offering. The company will make payments to the investor quarterly, starting 12 months after the closing date of the offering. The company will continue payments until investors have received 2x their principle investment (the repayment amount). The company may prepay principal plus the repayment amount at anytime. Upon the occurrence of an event of default (as defined in each note), all unpaid principal, and other amounts owing will automatically be immediately due, payable and collectible by the company pursuant to applicable law.The loans do not provide investors with any voting rights in the company.

The form of the loan is provided in Appendix B, Investor Contracts.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

The terms of the notes cannot be amended.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Series B Common Stock	8,000,000	8,000,000	Yes
Common Stock	10,000,000	2,000,000	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

Series B Common has 10x voting rights per share as well as a board seat.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights in the company, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering). These types of changes could limit the Investor's economic rights by causing the Company to pay off the notes the Investor has purchased before their maturity, thereby reducing the aggregate interest paid on the notes to the Investor.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

Promissory notes do not have equity rights as the stock outstanding. Promissory notes also do not have the convertible features as the convertible notes issued in 2013 and 2015.

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, the principal shareholder(s) may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of the principal shareholder(s), and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, the principal shareholder(s) may change the terms of the bylaws for the Company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. The principal shareholder(s) also may force the Company to prepay the promissory notes before their maturity date. The principal shareholder(s) may make changes that affect the tax treatment of the Company in ways that are unfavorable to the Investor but favorable to them. The principal shareholder(s) may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. The principal shareholder(s) may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The principal shareholder(s) have the right to redeem their securities at any time. The principal shareholder(s) could decide to force the Company to redeem their securities at a time that is not favorable to the Investor and is damaging to the Company. The exit of the principal shareholder(s) may affect the value of the Company and/or its viability.

Based on the factors described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The value of the promissory notes will be determined by the Company's senior management in accordance with U.S. generally accepted accounting principles. For example, the notes may be valued based on principal plus anticipated interest payments over the course of the term of the note.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the promissory notes will have no voting rights in the Company, and thus will be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its board of directors, and the Investor will have no independent right to name or remove an officer or member of the board of directors of the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell new securities to additional investors. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company.

Issuer Repurchase of Securities/Prepayment of Notes. The Company has the right to repay principal and interest on the promissory notes at any time prior to the maturity date. If the Company repays principal and interest on the notes early, Investor will receive fewer interest payments than expected at purchase.

A sale of the issuer or of assets of the issuer. As a noteholder with no voting rights, the Investor will have no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the board of directors of the Company to manage the Company so as to maximize value for shareholders and ensure full payment of noteholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the board of directors of the Company. If the board of directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the amount received will be sufficient to repay Investor and other noteholders.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and board of directors of the Company will be guided by their good faith judgment as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Convertible Note

Issue date	12/28/13
Amount	$247,975.00
Valuation cap	$3,500,000.00

Convertible Note

Issue date	12/26/15
Amount	$365,500.00
Valuation cap	$8,000,000.00

We hold several different loans.

There is a line of credit open with Investor's Bank of New Jersey with an interest rate of 5.25%. This comes due on November 1, 2017; however, we believe that the bank will elect to roll over the line of credit. Interest is paid in full each month. Issue date was October 24, 2017.

A second line of credit is open with MMA Global Investments, LLC, a family office for $100,000, of which $90,000 is currently pulled down. The rate on this is 9.25% and comes due on November 1, 2017, but is renewable at the Lender's discretion, which we believe that the Lender will do. Interest is paid in full each month. Issue date was November 1, 2016.

A term loan of $100,000 was lent by Nevensmith, LLC with a rate of 5.25% and a maturity date of May 1, 2046. Interest is paid in full each month. Issue date was April 1, 2016.

There is a loan from Peter Nevenglosky with an outstanding balance of $17,123.46. Due date is March 1, 2027. Interest is paid in full each month. Interest is 4.25%. Issue date was January 1, 2016.

There is a loan from Larry Whitehouse with a total outstanding balance of $10,739.32. Interest is 5.25% and a due date of August 1, 2018. Interest is paid in full each month. Issue date was August 1, 2016.

We also have issued two rounds of convertible notes. First round is $247,975 closed in December 2013, under a valuation of $3.5mm. As of May 2017, the accumulated interest is $121,944.29. Second round is $365,500 closed in December 2015, under a valuation of $8.0mm. Both notes have 8% interest, and a five year term. As of May 2017, the accumulated interest is $53,476.29.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
12/2015	Section 4(a)(2)	Convertible Note	$365,500	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

- [x] Yes
- [ ] No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

There is a loan from Peter Nevenglosky with an outstanding balance of $17,123.46. Due date is March 1, 2027. Interest is paid in full each month. Interest is 4.25%. Issue date was January 1, 2016. Peter Neveglosky is a cofounder.

There is a loan from Larry Whitehouse with a total outstanding balance of $10,739.32. Interest is 5.25% and a due date of August 1, 2018. Interest is paid in full each month. Issue date was August 1, 2016. Larry Whitehouse is the father of Nathan Whitehouse.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Overview. We are a growing company acting as a brand steward and owner of the Avua Cachaca mark. We brand and distribute spirits under the Avua mark in a number of different markets around the world. We leverage our relationships with strong distributor partners in twenty-five states and eight European countries to build the brand, develop trade and consumer demand, and ultimately grow.

The revenue of the Company comes from the sale of its four products to distributors and importers: Avua Cachaca Prata, Avua Cachaca Amburana, Avua Cachaca Oak, and Avua Cachaca Tapinhoa. Approximately 70% of our sales come from Avua Prata, 20% from Avua Amburana, 5% from Avua Oak and 5% from Avua Tapinhoa.

The Company grew 65% on a revenue basis between 2015 and 2016, largely driven by an increase in volume in its major markets (New York and California), as well as growth in distribution availability. Less mature markets also grew rapidly, including Florida at 85%, Texas at 134% and Nevada at 233%. The growth in demand of the products largely reflects increasing awareness of the brand, growth around activations during the Brazilian Olympics in 2016, and increased distributor focus, including an increasing alignment with Breakthru Beverage and Youngs Market Co., two of the largest distributors in the United States.

The Company was originally founded in 2010 with a launch of its first two products in April of 2013 at Milk & Honey in New York City. Since that time, we have expanded to twenty-five states and eight countries, with strong support from bartenders in the growing craft cocktail movement.

Sales have been growing strongly, including

2013- $113,000
2014 - $345,000
2015 - $535,649
2016 - $890,000

As we have expanded our capacity, availability and capabilities, particularly including access to greater distribution networks, increased sales force, and implementation of trade marketing campaigns, our growth has accelerated

- Our total revenue grew 65% to $889,750 during the year 2016, up from $535,649 in 2015.

- Our net income was $(117,210) during the year 2016, an increase from $(254,112) during the prior year

We expect to continue to grow our business. Although there is no guarantee that our historical results or cash flows (as described below and in our financial statements) will continue to develop in the same way as they have in the past few years, we expect generally to grow in the coming years. Nonetheless, it may be years before Investors see a return on their investment, if they do at all.

The following trends or uncertainties could affect our financial condition, including the liquidity, cash flow and capital resources described below:

- growth in markets could falter
- distributors could go out of business
- we could fail to gain access to increased inventory financing.

Liquidity.
Our cash and cash equivalents at May 8, 2017 were held for working capital purposes. We do not enter into investments for trading or speculative purposes. Our policy is to invest any cash in excess of our immediate requirements in investments designed to preserve capital and provide liquidity. Accordingly, our cash and cash equivalents are invested primarily in demand deposit accounts, certificates of deposit and money market funds that are currently providing only a minimal return.

We anticipate using our available cash for operations for 2017. We base this estimate on both historical cash flows and anticipated major expenditures.

We expect that the proceeds of this offering will improve our liquidity and provide additional working capital for our Company. Although the proceeds of this offering are not necessary to the viability of our business, it will be integral to hiring additional sales force and increase marketing power.

Cash used in operating activities. Net cash used in operating activities consisted of net income adjusted for certain non-cash items including depreciation and amortization, bad debt expense, stock-based compensation and deferred income taxes, as well as the effect of changes in working capital and other activities.

Net cash provided by operating activities was $(134,723) for the year ended 2016, which was driven by spending to acquire new markets, brand ambassador work, and T&E expenses.

Net cash provided by operating activities was $(204,737) for the year ended 2015, which was driven by spending to acquire new markets, brand ambassador work, and T&E expenses.

Capital Resources. We have financed our operations through the issuance of convertible debt, internally generated cash flow, and borrowings under lines of credit.

There was a seed round of convertible debt, which began on December 31, 2011 and ended on December 23, 2013. The total amount raised under this round was $247,975.56. This convertible debt was raised on five-year notes, with an eight percent interest rate and a $3,500,000 capped pre-money valuation.

A second round of convertible debt was started on January 1, 2014 and extended to March 1, 2016. The total amount raised here was $365,500.00. This convertible debt was raised on five-year notes, with an eight-percent interest rate and a $8,000,000 capped pre-money valuation.

A term loan was entered into with MMA Global Investments, LLC with a 12.5% interest rate for $100,000.00. This was repaid in full.

A line of credit with a rate of 5.25%, capped at $150,000.00 was raised with Investor's Bank of New Jersey. This is currently extended completely; however, has been paid in a timely fashion. The term of line of credit is November 1, 2017; however, we believe the bank will elect to extend. This is personally guaranteed by the two co-founders as well as a silent investor, and is collateralized by the assets of the Company. Interest is paid in full each month.

A second line of credit, ranging up to $100,000 with an interest rate of 9.25% was raised and currently $90,000.00 of the $100,000 is owed. This is personally guaranteed by the two co-founders, and is also collateralized by the assets of the Company. Interest is paid in full each month.

Historical Results of Operations. Our total revenue increased by $349,000, or 65%, from the prior year to $889,000 in the year ended December 2016. This increase was primarily driven by increased demand by bartenders and bar managers on cocktail menus and increased distribution.

Our overall direct costs of revenue decreased by approximately 10 percent. This was largely driven by price increases as well a favorable exchange rate between the dollar and the real. Operating cost increased from 2015 at $451,136 to $587,456 in 2016.

We expect these trends to continue in the current fiscal year and in the coming few fiscal years, due to increasing points of distribution, strength of distributors and growing trade demand.

Past Merger and Series B Common Shares
The merger between WN Holdings, LLC, a New York LLC and Washington Square Brands Corp., subsequently renamed to Avua Corp., occurred on October 27, 2011. The plan of merger was for 50% of the membership interests for 4,000,000 shares of Series B Common each for Peter Nevenglosky and Nathan Whitehouse.

Short Term and Mid Term Expenses
Expenses include travel and entertainment, variable cost human resources, purchasing product/COGS. The majority of these expenses, less financing and COGS are to some degree variable.

Cash on Hand and Monthly Burn Rate
Present cash on hand includes approximately $12,000.00 with $117,271.58 in short term accounts receivable expected to be paid within the next thirty days. The monthly burn rate is approximately $5,000. We have personal funds for the operation should we run out of money.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

I, Nathan Whitehouse, certify that:

(1) the financial statements of Avua Corporation included in this Form are true and complete in all material respects ; and

(2) the tax return information of Avua Corporation included in this Form reflects accurately the information reported on the tax return for Avua Corporation filed for the fiscal year ended 2016.

Nathan Whitehouse

Co-Founder

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
    A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
    B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
    C. engaging in savings association or credit union activities? ☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.avuacachaca.com.br/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

INVEST IN AVUA CACHACA

Hand-crafted, single sourced Cachaca—a Brazilian spirit made from sugar cane

"Produce, market and sell a craft cachaca brand (Brazilian sugar cane spirit) across 25 states in the US and 7 countries in Europe.



Peter Nevenglosky
PRESIDENT, AVUA CACHACA


FOLLOW US FOR UPDATES
10 UPDATES 133 FOLLOWERS
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TWEET
avuá CACHAÇA PRATA
avuá CACHAÇA OAK
avuá CACHAÇA AMBURANA
170
investors
$100,000+
raised of $50K-$100K goal
$100 min
by Wefunder Portal LLC
INVEST

Revenue Share

5% of revenues | **2.0X** investment amount

Avua Cachaca will pay investors 5% of revenues each quarter until 100% of your principal is returned plus 100% on top.

INVESTOR PERKS

$500+	T-shirt
$1,000+	Avua muddler and glass kit
$2,500+	Signed bottle of your choice
$5,000+	Investors' party in NYC or Los Angeles, for instance at the Nomad Hotel
$10,000+	Avua tasting panel - try new products first!

OUR AMBITION

As the market turns towards niche spirits, Avua seeks to popularize the category of cachaca. Our brand evokes 1950's Rio de Janeiro and its imagery of bossa nova and Copacabana beach. As one of the first companies to offer agings in rare Brazilian woods and a distilling partner with nearly one hundred years of history, we are already served at top bars and restaurants throughout the world, including the NoMad Hotel in New York and the famed Nightjar in London.

KEY FACTS

- Achieved revenues of $889,000 in revenue in 2016, +70% vs 2015
- Featured in numerous press outlets, including the Wall Street Journal and Esquire
- Distributed in 30 states and 9 countries with plenty of distribution growth to come
- Launched at Milk & Honey in NYC and served at many of the most influential bars and restaurants in the world
- Top 50 spirits by Wine Enthusiast in both 2015 and 2016 with our aged expressions

DOCUMENTS

NBC_Seacrest_and_Brazilian_Models.mp4
Avua__Cachac_a_Introduction_5.2017_copy.pdf

avuacachaca.com.br *from Brooklyn NY* ALCOHOL COCKTAILS DISTILLERY HOSPITALITY

Avua Cachaca Oak

Two years of rest in French oak casks yields a pale straw hue and mellow honey-banana aroma. The aged cachaca sips well, with lots of mouthwatering vanilla, brown sugar and creme brulee winding into a lingering baking spice finish. New to the U.S.

May 6, 2017 @ winemag.com

Four Aged Cachacas Perfect For Bourbon Lovers

In celebration of the host country for the Olympics, we worked our way through a handful of bottles of cachaca, Brazil's native spirit. And we found some that were so good, they could give bourbon a run for its money.

May 6, 2017 @ pastemagazine.com

World Cup Cocktails: Make the Caipirinha

What drink goes with soccer players and the World Cup? The caipirinha, of course. Justin Noel joins Elva Ramirez to demonstrate the very easy steps to making Brazil's national drink.

May 5, 2017 @ wsj.com

Weekend Sip: Brazil's Noble Spirit

Some call it Brazil's noble spirit. Others call it South American moonshine. But no matter what label you choose to affix to it, cachaca is clearly poised to become a significant spirit in the booze biz. Charles Passy has this week's Weekend Sip.

May 5, 2017 @ wsj.com

Avua Cachaca Bringing Taste of Brazil to U.S. Drinkers

Look out America, here comes cachaca! Avua Cachaca is releasing the first Tapinhoa wood aged cachaca available in the United States this month. Pete Nevenglosky, co-founder of Avua Cachaca, explains why Cachaca, one of the top five most

October 18, 2016 @ thestreet.com

Novelist Jade Chang on the Pros and Cons of Googling While Drinking Cachaca

I AM NOT MUCH of a solitary drinker. Maybe an occasional cold beer while watching TV on a hot night, or a half-glass of red with some especially delicious leftovers. It's the conviviality of drinking that I like-that moment after the Champagne cork pops

October 11, 2016 @ wsj.com


Cachaça
Comes of Age

Brazilian Cachaca is Coming of Age

No cachaca brand has a more dedicated bartender following than Avua. Until now, the sugarcane-based national spirit of Brazil (most famous as the central ingredient of that country's celebrated cocktail, the caipirinha) has been available to its North

February 2, 2016 @ saveur.com

Cachaca is Brazilian Spirit Derived from Sugar Cane

And Avua is on a mission to make the best cachaca yet.

Cachaca has been Brazil's beloved spirit for over 500 years and is the third most consumed alcoholic spirit in the world. Avua Cachaca is single-sourced and pot distilled at a 3 generation farm about 4 hours from Rio, and comes in both 84 proof unaged Prata and the unique South American indigenous Amburana wood aged expression. Our mission is to challenge the perception of the cachaca category as a one-trick caipirinha pony to an artisanal product that expresses the 500 years of traditional production in Brasil.




avuá
CACHAÇA
PRATA

What is Avua Cachaca?

We've made a unique, hand-crafted, single sourced cachaca.

"Take Fazenda da Quinta, an artisanal producer deep in the backcountry of Rio de Janiero state: a few hundred acres of cane grown without pesticides, cut by hand, run through a water-wheel-powered, and pot-distilled. Avua Prata, rested in steel, is soft and creamy, with grassy tequila-like notes and a light but persistent funk or "hogo" that makes you want more. It makes a stellar caipirinha."

- David Wondrich

Spirits Historian, Esquire Magazine







Avua is Versatile & Delicious

The uncompromising quality and flavor of Avua have earned us spots on cocktail menus in some of the best restaurants in New York, San Francisco, L.A., and Miami.


the
fog cutter


o'
classico


amburana
manhattan


brooklyn
variant


watermelon
cooler


brazilian
old maid

$889,750

In 2016 Total Sales.

Since 2013, Avua has been growing faster than we imagined. We grew 75% in the last year without increasing much of our bottom line costs or size of the team. We've also been seeing a high customer retention rate and growing brand awareness.


$1M
$750M
$500K
$250K
0
Total Sales in 2016: $889,750
2013
2014
2015
2016
Total Annual Sales

OUR JOURNEY SO FAR

We believe it's time to ramp up the Avua team and work on strategic long-term brand building projects.

**Projections are dependent on variables outside of our control and may not materialize as displayed.*

January 2011

Exploring Cachacas in Brazil

We scoured the countryside of Brazil for six weeks trying over 400 cachacas and fell in love with the spirits made by third generation distiller Katia Espirito Santo and began a partnership to bring this product to the world.

June 2013

Partnering with Milk & Honey

We met Sasha Petraske, owner of Milk & Honey and a number of other leading cocktail bars in New York—leading to 3 nights for press and trade at the new MIlk & Honey space.

April 2013

Avua Launches

Avua launches into 50 of the best bars in New York with a mission of challenging the common perception of the category as a one trick pony around the caipirinha cocktail.

June 2014

The World Cup

We execute a sales plan around the Brazilian World Cup—achieving over 340 million media impressions and activating in over 100 accounts while driving 100% incremental sales for the period.

December 2014

Top 50 Spirits

Avua Oak is featured in the top 50 spirits of the year by Wine Enthusiast - an honor the Amburana aged received the year prior.

June 2015

Tiki by the Sea

The Tiki by the Sea three day bartender educational and cultural experience in Wildwood, NJ kicks off. Providing the first trade focused event around the budding resurgence of tiki with Avua at the forefront with 50 bartenders from around the world.

August 2016

Rio Summer Olympics

Campaign results in 290MM media impressions —including a video feature on NBC with Ryan Seacrest and Adriana Lima with Avua cocktails being made and a full page piece in the Wall Street Journal.

March 2017

$1 Million Revenue Milestone

We achieve over $1MM in revenue over the last 12 month period - putting us on pace to hit our targeted $1.25MM in revenue for the full year as we move into the peak spring/summer season.

January 2018

Avua launches in the home Brazilian market.

December 2018

Growth & Team

Avua eclipses $1.75MM in revenue driven by a broader team working in key markets and the opening of other European and US markets allowing for sales within national accounts.

LET'S BRING CACHACA WORLDWIDE

We want to share the carefree, passionate spirit of Brazil with the rest of the world.



When Peter Nevenglosky and I got on a plane from New York to Rio de Janeiro seven years ago, we didn't know where the search for cachaca would take us. It's led to a journey across continents in buses, trains, automobiles and airplanes, meeting thousands of people and going door to door in thousands of bars and restaurants across the world knocking on doors, explaining what this beautiful spirit is. Today, Avua is distributed in thirty states in the United States and eight countries in Europe and is widely regarded as a category leader in this niche, but growing category. Our numbers speak for themselves- the quality and fair pricing of the product, the hard work of the team, and, most importantly, the passion of the bartenders who have fallen in love with this product and use it as one of their products of choice.

We have won with the critical and difficult influencer bartending community. But now, with your help, we want to spread this to the average person, in their neighborhood bar and in their liquor store for their home. For this, we need your help and are asking for broader investor support. We know that many of the thousands of people who we have had Avua drinks and conversations will join us, but we are asking you to invest some of your hard-earned savings to help us tell the story of the beauty of cane, crushed by hand in a distant hilltop in Rio de Janeiro and the sounds of bossa nova with the waves echoing in Rio de Janeiro.

You can invest as little as $100 to join this campaign and we invite you to take part in Avua's growth.

Saude!

Nate & Pete

Meet the Founders



Peter Nevenglosky

President

Former brand manager and innovation specialist for Red Bull and Dannon. MBA NYU 2009.



Nathan Whitehouse

CEO

Former attorney in finance at Goldman Sachs with a JD from George Washington University

AND THE REST OF THE TEAM



Gable Erenzo

Advisory Board Member

Founder of Hudson Whiskey and Tuthiltown Distillery which was recently sold to William Grant. Owner Gardiner Mercantile.



Michael Neff

Advisory Board Member

Bar owner and consultant with 20 plus years of experience in New York and Los Angeles.



Francine Cohen

Advisory Board Member

Spirits writer and founder of Inside F&B.



Justin Noel

Advisory Board Member

Bar owner in New York and national brand ambassador for Campari.

Raised $713,475 From 170+ Investors

$247,975	$365,500	$100,000
December 2013	December 2015	In Progress
CONVERTIBLE NOTE	CONVERTIBLE NOTE	



Josh Morton

Owner/Founder of Barrow's Intense Ginger Liqueur



Robert Boughner



Michael Glickman

Born and raised in NY and a life long entrepreneur with a strong marketing background. Founder at LIQS Cocktail Shots.



Matthew T Sorensen

Investor. Long emerging markets, real estate, vixy, micro private equity.



Steve Laycock



Robert Trimmer

MORE INVESTORS

Interview

– COLLAPSE ALL

WF: What's new about what you're making? How is it different?

AC: One of the first to release native Brazilian wood-aged cachaca with a resolute focus on craft, we have a combination of category-leading product and entrancing consumer brand focused on 1950's Rio de Janeiro - bossa nova, Pan Am flights, and Copacabana beach exploding.

WF: How big is the market?

AC: Cachaca is the third most consumed market in the world. While relatively unknown in the United States, we are currently one of the category leaders in the craft space and have experienced rapid growth since our launch in 2013.

WF: Who are your competitors? How are you different?

Our major competitors include Novo Fogo, an artisanal cachaca with a focus on sustainability, and Leblon, a more "fashion" brand. We have a differentiated product, due to the Brazilian woods, as well as a combination of brand and product which our competitors do not.

WF: What do you understand about your business that others don't get?

Branding, product, and communication, as well as old-fashioned shoe leather, are the formulas to winning. Our founders travel almost 365 days a year educating the market on the category and the product, as well has have superior market and product to our competitors, which the results can be seen.

WF: How will you make money?

We are already making money, with $889,000 in revenue in 2016 and nearing profitability. Early indications for 2017 include strong growth beyond that.

WF: What's your biggest risk? What keeps you up at night?

The largest risk is that we will not be able to execute on our plan because we are under-resourced.

WF: How do you acquire customers?

Customer acquisition largely happens due to "trade-focused" marketing; i.e. being a favorite of the rapidly growing craft cocktail community. We largely focus on developing direct relationships with influence-leading bartenders, as well as utilizing the power of our extensive distribution network.

WF: What's your cash flow?

Present cash on hand includes approximately $12,000.00 with $117,271.58 in short term accounts receivable expected to be paid within the next thirty days. The monthly burn rate is approximately $5,000. We have personal fund for the operation should we run out of money.

Ask a Question

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ASK QUESTION

Barnaby Zelman Jun 8

Is the 5% on net or gross revenues? Why not an equity offering, or combination revenue share with share options? Best of luck with your venture, looks like a terrific product.

Nathan Whitehouse CEO FOUNDER Jun 8

Hi Barnaby! This is on net revenue. We have elected to structure it like this for legal reasons related to the spirits industry, particularly regulations in certain states that prohibit bar owners from equity investments in brands but can lend, particularly as we have a lot of support in this community and expect interest in it. Cheers!

LIKE

Alan Jacobson edited Jul 22

Hello again, thank you for your thoughtfulness and responsiveness with these questions. I am almost positive I will invest, but I just have three remaining questions: First, you did a great job answering one of my questions below, but the other part was "Can you say something about how confident you are that you will be profitable soon?" What projections do you need to hit, and when do you forecast hitting them? Second, how much does your production process strain the environment - related to your use of "Brazilian Wood"? Finally, and apologies for this beginner question regarding your industry: Can a "craft" spirit cross over into the mass market - i.e. competing with mass produced spirits for shelf space and wide distribution in mainstream bars and grocery/liquor stores? Thanks again, and congrats on 500K in 6 months! Alan

Nathan Whitehouse CEO FOUNDER Aug 1

Hi Alan: Apologies for the delayed response, as I somehow missed this. Regarding profitability, we believe that we will be profitable on a yearly basis by 2018; however, we can't make any estimate of confidence as that would be a forward looking statement. That said, we have been profitable for several of the past few months and believe that trend will continue. Once we hit the $1m revenue mark we believe we will be close to profitable at the current marketing plan, although that may change over time. Regarding environmental strain, while some of the woods are threatened, we use sustainably sourced barrels as proved using industry standard certification methods. To your final question, yes craft spirits have crossed over, but this to some degree depends on the definition of crossing over.

LIKE

MORE QUESTIONS

RISKS

1 The premium spirits market, despite being an active and stable market, is exposed to macroeconomic risk, as consumers may choose to trade down to less premium cachacas if their is a macroeconomic downturn.

2 The growth of Avua Cachaca has, in large part, been linked to the growth of the "craft cocktail" movement in the on-premise. While this type of channel has been growing, there is no certainty about the rate that it will continue to grow and whether consumers will continue to shift towards niche spirits and craft cocktails.

3 Avua's growth is dependent upon its distributor partners. There has been significant consolidation in the U.S. distribution market, which may adversely affect the amount of attention smaller suppliers may receive from the distributor partners. European importers for smaller craft spirits remain underdeveloped and it is not certain that the trend of improved distribution solutions within the EU will continue.

4 In the market for spirits, cachaca is an underdeveloped category and, while there has been growth in the category, Avua remains a pioneer in most global markets in which it operates and there can be no guarantee that the growth in the underlying market will continue.

READ MORE RISKS

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, and more.

THE FUNDING PORTAL

Avua Cachaca is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$100 min

INVEST

Can I change my mind and get a refund?
How is Wefunder compensated?
Have another question?



Nathan Whitehouse

Co-Founder - Avuá Cachaça

Avuá Cachaça • The George Washington University Law School

Greater New York City Area • 500+

Send InMail

I am the co-founder of Avuá Cachaça, attorney, and entrepreneur. Avuá Cachaça is a spirits brand launched in 2013 that was built in partnership with a three generation distiller in Rio de Janeiro state. Avuá Cachaça is now available in 10 markets in the US including New York, California, Florida, DC and Massachusetts as well as France.

I have over seven years as an attorney working in the capital markets space with strong direct experience in the U.S., Europe and Brazil. Additionally, I have two years experience working in top-tier computational science for the Human Genome Project. I have a J.D. from the George Washington University and a B.S. in Biochemistry from the University of Texas at Austin.

I am open to inquiries on consulting and advisory projects for entrepreneurship, particularly focused in spirits and alcoholic beverages, as well as investment and partnerships. See less

Experience

Co-Founder
Avuá Cachaça
Nov 2010 – Present • 6 yrs 8 mos
New York, NY

- Developed high-growth spirits brand in the cachaça category and, within one and a half years, increased distribution to ten major U.S. markets and three countries in some of the larger distributors in those markets. I was directly responsible for sourcing, negotiating and managing partnerships with spirits distributors in the complex three-tiered U.S. system, as well as launching the brand in complex markets like New York, Miami, San Francisco, Los Angeles, and Paris.

- Managed and executed a sales pipeline across several countries with four direct reports and a ten-person organization in a highly capital-efficient environment.

- Organized an international supply chain involving high-complexity countries like Brazil and China. Negotiated relationships in Portuguese, Spanish and French.

- Delivered World Cup 2014 campaign that featured 500% sales boost vs prior year and generated over 390MM media impressions across platforms including Wall Street Journal, USA Today, and the Associated Press.

- Raised nearly $750k in equity and debt capital

Managing Member
Whitehouse Law, PLLC
2009 – Present • 8 yrs

Whitehouse Law represents companies and entrepreneurs in several areas of practice, focused on early-stage private placements for high-tech and consumer goods startups. Our areas of practice include corporate and intellectual property, with a client base skewing towards European (French, Spanish, UK) entrepreneurs establishing ventures in the United States and obtaining seed and growth financing.

Attorney
Goldman Sachs
2010 – 2011 • 1 yr

Associate, U.S. Business Development
Carbon Credit Capital, LLC
Oct 2009 – Jan 2010 • 4 mos

This role involved supporting brokerage for CERs developed in Latin America into the European carbon trading market.

Founder
Clean Source
Sep 2008 – Oct 2009 • 1 yr 2 mos

This exploratory startup venture explored supporting energy efficient buildings. After investigation of the market, the project was not pursued further.

See more positions

Education

The George Washington University Law School
J.D., Finance and Corporate Law
2004 – 2007

The University of Texas at Austin
B.S., Biochemistry
1996 – 2001
Activities and Societies: Junior Fellow, Mathematical Probability, Physical Chemistry, Biochemistry, Organic Chemistry

Université Joseph Fourier (Grenoble I)
1999 – 2000

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Featured Skills & Endorsements

Entrepreneurship · 37 — Endorsed by Cheni Yerushalmi, who is highly skilled at this

Start-ups · 26 — Endorsed by Cheni Yerushalmi and 1 other who is highly skilled at this

Venture Capital · 25 — Endorsed by 2 of Nathan's colleagues at Goldman Sachs

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Accomplishments

3 Languages
French • Portuguese • Spanish

Interests

Université Grenoble Alpes
75,541 followers

Avuá Cachaça
44 followers

The University of Texas at Austin
395,804 followers

The George Washington University…
36,998 followers

Angel Investors
85,729 members

Université Joseph Fourier (Grenob…
29,667 followers

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Peter Nevenglosky

Co-Founder at Avuá Cachaça

Avuá Cachaça • NYU Stern School of Business

Greater New York City Area • 500+

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I am the co-founder of Avuá Cachaça and an expert in brand development and innovation across the consumer products spectrum. Avuá Cachaça is a spirits brand launched in 2013 that was built in partnership with a three generation distiller in Rio de Janeiro state. Avuá Cachaça is now available in 10 markets in the US including New York, California, Florida, DC and Massachusetts as well as France.

Previously I worked as a Brand Manager for Red Bull North America overseeing media allocation, creative development, retail marketing and consumer insights for the East. I have over 6 years of brand marketing experience through both Red Bull and previously Dannon. I have an MBA at NYU Stern, where I focused on marketing, entrepreneurship, and strategy.

I am open to inquiries on consulting projects for consumer product innovation and brand development, investment, and partnerships. See less

Experience

Co-Founder
Avuá Cachaça
Jan 2011 – Present • 6 yrs 6 mos
New York, NY

• Led brand development and innovation process for start-up liquor brand from brand identity, product proposition, pricing, and launch strategy for highly touted craft cachaça brand.

• Responsible for marketing and sales strategy and A&P budget for startup brand including managing 4 direct reports in field marketing/sales.

• Delivered World Cup 2014 campaign that featured 500% sales boost vs prior year and generated over 390MM media impressions across platforms including Wall Street Journal, USA Today, and the Associated Press.

• Led market rollout strategy in complex 3-tiered distribution system in 10 US markets and France through an influencer strategy of top tier accounts and education.

Media (1)

AVUÁ CACHAÇA

Principal
Washington Square Brands
Jan 2013 – Present • 4 yrs 6 mos
New York, NY

We are brand builders, brand owners, and brand lovers.

We are passionate about communicating the essence of unique, quality products from around the world to the American marketplace and beyond with a special focus in the beverage alcohol space.

We believe in the enrichment of our world through the sharing of cultural authenticity in products. Washington Square brands helps accomplish this goal through recognition of underserved markets, then utilizing expertise built through years of rigorous brand management at Fortune 500 companies in brand identity creation, image building, and translation of value proposition to new markets to create value for the market and investor alike.

Our areas of expertise include:
• Brand identity creation
• Full marketization: packaging, below the line promotion, web campaigns and social media
• Sales team & distribution channel management and launch strategies
• Deep connection to opinion leaders/taste makers in beverage industry
• Importing and supply chain management
• Legal and regulatory management

Washington Square Brands pays homage to the dynamic melting pot which of Greenwich Village, Manhattan which spawned its inception. We have a deep pride in where we come from and how this shapes our creative vision and world view.

Build with us.

Media (1)



Washington Square Brands

Brand Manager
Red Bull
Apr 2012 – Mar 2014 • 2 yrs
Greater New York City Area

• Responsible for $500MM+ full Red Bull product portfolio and marketing activities in the East Business Unit including media allocation, dollar allocations and creative executions.

• Delivered best in class Red Bull Music Academy campaigns in NYC in both 2013 and 2014, delivering 6MM in social media sharing and driving sold out shows through the month of May.

• Owned rollout of Editions launch in Spring 2013 garnering over $300MM in year one nationally including local media, field activations and digital strategy.

• Led cross functional team effort in launching Deron Williams special pack in New York metro market, leveraging local field team to execute a strong retail marketing signed can seeding component, direct and indirect sampling push, and non-traditional placements.

• Piloted a number of retail marketing initiatives, including Back to School 4 pack collegiate integration with CVS, Firefly activation with Wawa, and hero can activations with Tedeschi.

• Crafted channel strategy for Infused proposition with goal of framing a consistent product/brand proposition with strong potential for gaining incremental consumers and occasions.

Associate Brand Manager
The Dannon Company
Jan 2011 – Apr 2012 • 1 yr 4 mos

• Led the copy development process for Danimals 2010 Back to School promotion television spot, which tested at 5-Box levels, highest reading on persuasion and brand recognition.

• Crafted Danimals digital strategy for 2011. Led full creative efforts including game creation for 3 games on the Nick.com portal which garnered over 500k game plays at 6+ minutes of engagement.

• Leading Danimals big 2012 innovation in large cross-functional effort on complex multi-partner development platform from concept proof through samples and final launch execution.

• Conducted Gogurt competitive deep dive including estimated P&L statement through cross-functional effort, sales strategy, and brand identity presented up to the CEO and other executives.

• Coached Brand Analyst on budget management and day-to-day business analysis, prepping her for promotion to an Assistant Brand Manager role.

Assistant Brand Manager
The Dannon Company
Jun 2009 – Dec 2010 • 1 yr 7 mos

• Led launch execution of Danimals Coolision Dual Tubes, grossing over $30 MM in sales in 2010, including leading packaging design, market research, and forecasting.

• Managed $20 MM Danimals marketing budget for both 2009 and 2010.

• Analyzed business trends for the $150 MM Danimals business (with 35% growth from 09-10), highlighting trends, competitive activities and strategic recommendations to senior management in brand reviews, 2011 planning, and day-to-day analysis.

• Managed overall Danimals franchise packaging redesign efforts, overhauling both Smoothie and Crush Cup subranges for a cleaner, better shelf registration.

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Education

NYU Stern School of Business
MBA, Marketing
2007 – 2009
Activities and Societies: Selected member - Industry Mentoring Initiative, Marketing Track, Graduate Marketing Association, Entrepreneur's Exchange

The George Washington University
BA, International Economics
1999 – 2003
Activities and Societies: Cum Laude, Graduate University Honors Program, Study Abroad Spring 2002 in Madrid, Spain

Volunteer Experience

President
Cardozo Shaw Neighborhood Association
Sep 2004 – Aug 2007 • 3 yrs
Civil Rights and Social Action

Accomplishments

1 **Language**
Spanish

Interests

Avuá Cachaça
44 followers

International Brand Builders League
3,630 members

Danone North America
49,059 followers



Richard Branson
Founder at Virgin Group
11,351,833 followers

Brand Management Group
35,877 members

Wine and Spirits Job Opportunities
102,720 members

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